Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE
Investor relations contact:
Sam Ramraj, (626) 302-2540
Media relations contact:
Charles Coleman, (626) 302-7982

Edison International Reports Second Quarter 2017 Results; Increases Guidance

ROSEMEAD, Calif., July 27, 2017 - Edison International (NYSE: EIX) today reported second quarter 2017 net income of $278 million, or $0.85 per share, compared to $280 million, or $0.86 per share, in the second quarter of 2016. There was no impact from non-core items in the second quarter 2017 and second quarter 2016 results.
Southern California Edison's (SCE) second quarter 2017 net income decreased by $11 million, or $0.04 per share, from the second quarter 2016 due to a reduction in California Public Utilities Commission (CPUC) revenue related to prior overcollections.
Edison International Parent and Other’s second quarter 2017 losses from continuing operations decreased by $7 million, or $0.02 per share, compared to second quarter 2016. The decrease in losses was primarily related to higher income tax benefits related to stock option exercises and the 2017 settlement of federal income tax audits for 2007 - 2012.
Edison International Parent and Other's second quarter 2016 non-core items included income of $2 million, or $0.01 per share, related to losses (net of distributions) allocated to tax equity investors under the hypothetical liquidation at book value (HLBV) accounting method. Additionally, during the second quarter 2016, Edison International recorded $2 million, or $0.01 per share, of losses from discontinued operations.

"Today, we increased our full-year earnings guidance based on strong results for the first half of the year, primarily related to tax benefits," said Pedro Pizarro, president and chief executive officer of Edison International. "At SCE, we continue to evaluate opportunities that will improve reliability and safety for customers and also keep us on the path of being a key enabler of California’s climate change policies."
Year-to-Date Earnings

For the six months ended June 30, 2017, Edison International reported net income of $640 million, or $1.96 per share, compared to $561 million, or $1.72 per share, during the same period in 2016. Edison International’s core earnings were $639 million, or $1.96 per share, compared to $558 million, or $1.71 per share, in the year-to-date period in 2016.

SCE’s net income for the six months ended June 30, 2017 increased $44 million, or $0.13 per share, from the same period in 2016, primarily related to an increase in revenue from the escalation mechanism set forth in the 2015 General Rate Case (GRC) decision and lower operation and maintenance expenses, partially offset by the CPUC revenue adjustment discussed above and higher net financing costs.

Edison International Parent and Other’s losses from continuing operations from the six months ended June 30, 2017 decreased by $34 million, or $0.11 per share, compared to same period 2016. The decrease is primarily related to higher income tax benefits related to stock option exercises and the 2017 settlement of federal income tax audits for 2007 - 2012.

Edison International Reports Second Quarter 2017 Financial Results

Edison International's non-core items for the six months ended June 30, 2017 included income of $1 million compared to income of $4 million, or $0.01 per share, for the same period in 2016 primarily related to losses (net of distributions) allocated to tax equity investors under the HLBV accounting method. Additionally, during the six months ended June 30, 2016, Edison International recorded $1 million of losses from discontinued operations.

Edison International uses core earnings, which is a non-GAAP financial measure that adjusts for significant discrete items that management does not consider representative of ongoing earnings. Edison International management believes that core earnings provide more meaningful comparisons of performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic GAAP earnings.

2017 Earnings Guidance Increased

The company increased its earnings guidance for 2017 as summarized in the following chart. See the presentation accompanying the company’s conference call for further information including key guidance assumptions.
2017 Earnings Guidance

	2017 Earnings Guidance			2017 Earnings Guidance
	as of May 1, 2017			as of July 27, 2017
	Low	Mid	High	Low	Mid	High
EIX Basic EPS	$4.04	$4.14	$4.24	$4.13	$4.23	$4.33
Less: Non-core Items*	-	-	-	-	-	-
EIX Core EPS	$4.04	$4.14	$4.24	$4.13	$4.23	$4.33
* There were no non-core items recorded for the six months ended June 30, 2017.

A Note on 2016 Results
In March 2016, the Financial Accounting Standards Board issued a new accounting standard for employee share-based payments. Edison International adopted this accounting standard during the fourth quarter of 2016, effective January 1, 2016. Under this new standard, share-based payments may create a permanent difference between the amount of compensation expense recognized for book and tax purposes. The tax impact of this permanent difference is recognized in earnings in the period it is created. 2016 earnings were updated to reflect the implementation of the accounting standard for share-based payments effective January 1, 2016. See the Second Quarter Reconciliation tables below and the presentation accompanying the company’s conference call for further information.

About Edison International
Edison International (NYSE:EIX), through its subsidiaries, is a generator and distributor of electric power, as well as a provider of energy services and technologies, including renewable energy. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison, one of the nation’s largest electric utilities. Edison International is also the parent company of Edison Energy Group, a portfolio of competitive businesses that provide commercial and industrial customers with energy management and procurement services and distributed solar generation. Edison Energy Group companies are independent from Southern California Edison.

Edison International Reports Second Quarter 2017 Financial Results

Appendix

Use of Non-GAAP Financial Measures
Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.
Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.
Safe Harbor Statement
Statements contained in this release about future performance, including, without limitation, operating results, rate base growth, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. Important factors that could cause different results include, but are not limited to the:

•	ability of SCE to recover its costs in a timely manner from its customers through regulated rates, including costs related to San Onofre and proposed spending on grid modernization;

•
decisions and other actions by the CPUC, the FERC, the NRC and other regulatory authorities, including determinations of authorized rates of return or return on equity, approval of proposed spending on grid modernization, the outcome of San Onofre CPUC proceedings, and delays in regulatory actions;

•
risks associated with cost allocation, including the potential movement of costs to certain customers, caused by the ability of cities, counties and certain other public agencies to generate and/or purchase electricity for their local residents and businesses, along with other possible customer bypass or departure due to increased adoption of distributed energy resources or technological advancements in the generation, storage, transmission, distribution and use of electricity, and supported by public policy, government regulations and incentives;

•
risks inherent in SCE’s transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), and governmental approvals;

•
ability to obtain sufficient insurance, including insurance relating to SCE's nuclear facilities and wildfire-related liability, and to recover the costs of such insurance or in the absence of insurance the ability to recover uninsured losses; and

•	risks associated with the decommissioning of San Onofre, including those related to public opposition, permitting, governmental approvals, and cost overruns.

Other important factors are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K, most recent Form 10-Q, and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this news release. Edison International and

Edison International Reports Second Quarter 2017 Financial Results

SCE also routinely post or provide direct links to presentations, documents and other information that may be of interest to investors at www.edisoninvestor.com (Events and Presentations) in order to publicly disseminate such information.
These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances.
Reminder: Edison International Will Hold a Conference Call Today
When:    Thursday, July 27, 2017, 1:30 p.m. (Pacific Time)
Telephone Numbers:    1-888-673-9780 (US) and 1-312-470-0178 (Int'l) - Passcode: Edison
Telephone Replay:    1-800-846-4244 (US) and 1-203-369-3650 (Int’l) - Passcode: 48652
Telephone replay available through August 10, 2017
Webcast:     www.edisoninvestor.com

Edison International Reports Second Quarter 2017 Financial Results

Second Quarter Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three months ended June 30,			Six months ended June 30,
	2017	2016[1]	Change	2017	2016	Change
Earnings (loss) per share attributable to Edison International
Continuing operations
SCE	$0.94	$0.98	$(0.04)	$2.01	$1.88	$0.13
Edison International Parent and Other	(0.09)	(0.11)	0.02	(0.05)	(0.16)	0.11
Discontinued operations	—	(0.01)	0.01	—	—	—
Edison International	0.85	0.86	(0.01)	1.96	1.72	0.24
Less: Non-core items
SCE	—	—	—	—	—	—
Edison International Parent and Other	—	0.01	(0.01)	—	0.01	(0.01)
Discontinued operations	—	(0.01)	0.01	—	—	—
Total non-core items	—	—	—	—	0.01	(0.01)
Core earnings (losses)
SCE	0.94	0.98	(0.04)	2.01	1.88	0.13
Edison International Parent and Other	(0.09)	(0.12)	0.03	(0.05)	(0.17)	0.12
Edison International	$0.85	$0.86	$(0.01)	$1.96	$1.71	$0.25
Note: Diluted earnings were $0.85 and $0.85 per share for the three months ended June 30, 2017 and 2016, respectively, and $1.95 and $1.70 per share for the six months ended June 30, 2017 and 2016, respectively.

Second Quarter Reconciliation of Basic Earnings to Core Earnings (in millions)

	Three months ended June 30,			Six months ended June 30,
(in millions)	2017	2016[1]	Change	2017	2016[1]	Change
Net income (loss) attributable to Edison International
Continuing operations
SCE	$307	$318	$(11)	$656	$612	$44
Edison International Parent and Other	(29)	(36)	7	(16)	(50)	34
Discontinued operations	—	(2)	2	—	(1)	1
Edison International	278	280	(2)	640	561	79
Less: Non-core items
SCE	—	—	—	—	—	—
Edison International Parent and Other	—	2	(2)	1	4	(3)
Discontinued operations	—	(2)	2	—	(1)	1
Total non-core items	—	—	—	1	3	(2)
Core earnings (losses)
SCE	307	318	(11)	656	612	44
Edison International Parent and Other	(29)	(38)	9	(17)	(54)	37
Edison International	$278	$280	$(2)	$639	$558	$81

1 In the 2016 Form 10-K, 2016 earnings were updated to reflect the implementation of the accounting standard for share-based payments effective January 1, 2016. Previously reported 2016 net income for the three months ended June 30, 2016 was $276 million, or $0.85 per share, and core earnings were $276 million, or $0.85 per share. Previously reported 2016 net income for the six months ended June 30, 2016 was $546 million, or $1.68 per share, and core earnings were $543 million, or $1.67 per share.

Edison International Reports Second Quarter 2017 Financial Results

Consolidated Statements of Income	Edison International

	Three months ended June 30,		Six months ended June 30,
(in millions, except per-share amounts, unaudited)	2017	2016	2017	2016
Total operating revenue	$2,965	$2,777	$5,428	$5,218
Purchased power and fuel	1,175	1,064	1,959	1,858
Operation and maintenance	707	721	1,303	1,350
Depreciation, decommissioning and amortization	512	505	1,011	982
Property and other taxes	86	85	186	178
Impairment and other charges	16	21	21	21
Total operating expenses	2,496	2,396	4,480	4,389
Operating income	469	381	948	829
Interest and other income	37	33	70	65
Interest expense	(159)	(144)	(311)	(284)
Other expenses	(12)	(11)	(20)	(19)
Income from continuing operations before income taxes	335	259	687	591
Income tax expense (benefit)	26	(51)	(14)	(24)
Income from continuing operations	309	310	701	615
Income from discontinued operations, net of tax	—	(2)	—	(1)
Net income	309	308	701	614
Preferred and preference stock dividend requirements of SCE	31	31	62	61
Other noncontrolling interests	—	(3)	(1)	(8)
Net income attributable to Edison International common shareholders	$278	$280	$640	$561
Amounts attributable to Edison International common shareholders:
Income from continuing operations, net of tax	$278	$282	$640	$562
Income from discontinued operations, net of tax	—	(2)	—	(1)
Net income attributable to Edison International common shareholders	$278	$280	$640	$561
Basic earnings per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding	326	326	326	326
Continuing operations	$0.85	$0.87	$1.96	$1.72
Discontinued operations	—	(0.01)	—	—
Total	$0.85	$0.86	$1.96	$1.72
Diluted earnings per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding, including effect of dilutive securities	329	330	329	330
Continuing operations	$0.85	$0.86	$1.95	$1.70
Discontinued operations	—	(0.01)	—	—
Total	$0.85	$0.85	$1.95	$1.70
Dividends declared per common share	$0.5425	$0.4800	$1.0850	$0.9600

Edison International Reports Second Quarter 2017 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, unaudited)	June 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$98	$96
Receivables, less allowances of $58 and $62 for uncollectible accounts at respective dates	833	714
Accrued unbilled revenue	399	370
Inventory	235	239
Derivative assets	58	73
Regulatory assets	634	350
Other current assets	289	281
Total current assets	2,546	2,123
Nuclear decommissioning trusts	4,381	4,242
Other investments	87	83
Total investments	4,468	4,325
Utility property, plant and equipment, less accumulated depreciation and amortization of $8,914 and $9,000 at respective dates	37,267	36,806
Nonutility property, plant and equipment, less accumulated depreciation of $106 and $99 at respective dates	245	194
Total property, plant and equipment	37,512	37,000
Regulatory assets	7,850	7,455
Other long-term assets	377	416
Total long-term assets	8,227	7,871

Total assets	$52,753	$51,319

Edison International Reports Second Quarter 2017 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, except share amounts, unaudited)	June 30, 2017	December 31, 2016
LIABILITIES AND EQUITY
Short-term debt	$566	$1,307
Current portion of long-term debt	581	981
Accounts payable	1,113	1,342
Accrued taxes	15	50
Customer deposits	275	269
Derivative liabilities	190	216
Regulatory liabilities	903	756
Other current liabilities	959	991
Total current liabilities	4,602	5,912
Long-term debt	11,662	10,175
Deferred income taxes and credits	8,709	8,327
Derivative liabilities	869	941
Pensions and benefits	1,377	1,354
Asset retirement obligations	2,618	2,590
Regulatory liabilities	5,961	5,726
Other deferred credits and other long-term liabilities	2,143	2,102
Total deferred credits and other liabilities	21,677	21,040
Total liabilities	37,941	37,127
Commitments and contingencies
Redeemable noncontrolling interest	12	5
Common stock, no par value (800,000,000 shares authorized; 325,811,206 shares issued and outstanding at respective dates)	2,515	2,505
Accumulated other comprehensive loss	(48)	(53)
Retained earnings	9,679	9,544
Total Edison International's common shareholders' equity	12,146	11,996
Noncontrolling interests – preferred and preference stock of SCE	2,654	2,191
Total equity	14,800	14,187

Total liabilities and equity	$52,753	$51,319

Edison International Reports Second Quarter 2017 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Six months ended June 30,
(in millions, unaudited)	2017	2016
Cash flows from operating activities:
Net income	$701	$614
Less: loss from discontinued operations	—	(1)
Income from continuing operations	701	615
Adjustments to reconcile to net cash provided by operating activities:
Depreciation, decommissioning and amortization	1,048	1,025
Allowance for equity during construction	(41)	(42)
Impairment and other charges	21	—
Deferred income taxes and investment tax credits	(12)	(40)
Other	11	11
Nuclear decommissioning trusts	(73)	(144)
EME insurance proceeds	—	1
Changes in operating assets and liabilities:
Receivables	(115)	(33)
Inventory	8	(41)
Accounts payable	34	67
Prepaid and accrued taxes	(40)	1
Other current assets and liabilities	(113)	(135)
Derivative assets and liabilities	(19)	15
Regulatory assets and liabilities	39	90
Other noncurrent assets and liabilities	(16)	42
Net cash provided by operating activities	1,433	1,432
Cash flows from financing activities:
Long-term debt issued or remarketed, net of discount and issuance costs of $12 and $3 for respective periods	1,523	397
Long-term debt matured	(442)	(41)
Preference stock issued, net	463	294
Preference stock redeemed	—	(125)
Short-term debt financing, net	(742)	106
Settlements of stock-based compensation, net	(152)	(61)
Dividends to noncontrolling interests	(62)	(61)
Dividends paid	(354)	(313)
Other	(11)	3
Net cash provided by financing activities	223	199
Cash flows from investing activities:
Capital expenditures	(1,749)	(1,828)
Proceeds from sale of nuclear decommissioning trust investments	3,046	1,391
Purchases of nuclear decommissioning trust investments	(2,973)	(1,247)
Other	22	3
Net cash used in investing activities	(1,654)	(1,681)
Net increase (decrease) in cash and cash equivalents	2	(50)
Cash and cash equivalents at beginning of period	96	161
Cash and cash equivalents at end of period	$98	$111